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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT -- February 26, 1997
                       (Date of Earliest Event Reported)



                             NEW WORLD COFFEE, INC.
               (Exact Name of Registrant as Specified in Charter)






 DELAWARE                       000-27148                 13-3690261
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(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
      of Incorporation                                      Identification No.)

                               379 WEST BROADWAY
                           NEW YORK, NEW YORK 10012
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                   (Address of Principal Executive Offices)


      Registrant's telephone number, including area code: (212) 343-0552


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ITEM 5.  OTHER EVENTS.
         ------------

          On February 26, 1997, New World Coffee, Inc. (the "Company") completed a $1.375 million private placement (the "Private Placement"). The Private Placement consisted of the sale of 1,000,000 shares of common stock at $1.375 per share, par value $.001 per share (the "Common Stock"), of the Company. The Company anticipates using the proceeds of the Private Placement for general corporate purposes.

          The Company has agreed to file a registration statement (the "Registration Statement") by April 27, 1997, on behalf of the holders of the Common Stock and to prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of up to 120 days.

          In the event the Company breaches its obligation to file the Registration Statement by April 27, 1997, the Company shall pay to each private placement investor, within five (5) days after demand by the private placement investor, an amount equal to one percent (1%) of the amount paid by such private placement investor to purchase their Common Stock in the Private Placement during each month in which the Company has not filed the Registration Statement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

EXHIBIT NO.               DOCUMENT
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4.1                 Form of Subscription Agreement.

4.2                 Form of Registration Rights Agreement.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NEW WORLD COFFEE, INC.


                          By: /s/ Jerold Novack
                             ---------------------------------------------
                              Name:   Jerold Novack
                              Title:  Vice President -- Finance



Date:   March 13, 1997

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